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                                                                     Exhibit 8.2

                               GOODWIN PROCTER LLP

                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881

                                                        TELEPHONE (6l7) 570-l000
                                                       TELECOPIER (6l7) 523-l231


                                 March 23, 2001


ASI Solutions Incorporated
780 Third Avenue
New York, NY 10017

         RE:  REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

         In connection with the registration statement on Form S-4 (the "Registration Statement") filed by Aon Corporation, a Delaware corporation ("Aon"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder (the "Rules"), relating to the merger (the "Merger") of Merger Subsidiary, Inc., a Delaware corporation and direct wholly owned subsidiary of Aon, into ASI Solutions Incorporated, a Delaware corporation ("ASI"), we have been requested to render our opinion as to the matters hereinafter set forth. Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Registration Statement.

         In rendering this opinion, we have reviewed copies of the Registration Statement (including exhibits and amendments thereto). We have also made such other investigations of fact and law and have examined the originals, or copies authenticated to our satisfaction, of such other documents, records, certificates or other instruments as in our judgment are necessary or appropriate to render the opinion set forth below. The opinion set forth below is further based upon certain factual representations set forth in representation letters from ASI and Aon dated as of the date hereof. We have assumed that such representations are true, correct and complete from the date hereof through the date of the Merger, and that no actions that are inconsistent with such representations will be taken. We have also assumed that all representations made "to the best of the knowledge and belief" of any person(s) or party(ies) or with similar qualifications are and will be true, correct and complete as if made without such qualification. However, we are not aware of any facts or circumstances contrary to or inconsistent with such representations.

         The opinion set forth below is based on the Internal Revenue Code of 1986, as amended (the "Code"), administrative rulings, judicial decisions, Treasury regulations and other applicable authorities, all as in effect on the date hereof. The statutory provisions,
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regulations, and interpretations upon which the opinion set forth below is based are subject to change, and such changes could apply retroactively. Any such change could affect the continuing validity of the opinion set forth below. We assume no responsibility to advise you of any subsequent changes in existing law or facts, nor do we assume any responsibility to update this opinion with respect to any matters expressly set forth herein, and no opinions are to be implied or may be inferred beyond the opinion expressly set forth below.

         Based upon and subject to the foregoing, as well as the limitations set forth below, we confirm that the federal income tax consequences resulting from the Merger which are under the heading "The Proposed Merger - Material United States Federal Income Tax Consequences" in the Registration Statement, constitute our opinion with respect to such matters.

         No opinion is expressed as to any matter not specifically addressed above. Also, no opinion is expressed as to the tax consequences of the Merger under any foreign, state, or local tax law. Moreover, you should recognize that our opinion is not binding on the Internal Revenue Service (the "Service"), that the Service may disagree with the opinion set forth above, and that although we believe that the opinion set forth above would be sustained if challenged, there can be no assurance to that effect.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, or any amendment pursuant to Rule 462 under the Act, and to the use of our name under the heading "Legal Matters" in the Registration Statement, or any amendment pursuant to Rule 462 under the Act. In giving this consent, we do not hereby agree that we come within the category of persons whose consent is required by the Act or the Rules.

                                                     Very truly yours,

                                                     /s/ Goodwin Procter LLP

                                                     GOODWIN PROCTER LLP